EXHIBIT 99.1

John Cavalier joins Bridgeline Software’s Board of Directors

BOSTON, July 20, 2007 Bridgeline Software, Inc. (NASDAQ: BLSW ) announced today that John Cavalier has joined the Company’s Board of Directors.

“John brings an incredible wealth of knowledge and wisdom to Bridgeline Software’s Board.  We’re very excited and honored to have a board member of his caliber,” stated Thomas Massie, Bridgeline Software’s CEO.

From 2001 to 2007, Mr. Cavalier was the Chairman of the Board of MapInfo Corporation (NASDAQ:MAPS), a publicly-held developer of location intelligence software. From 1996 to 2001, Mr. Cavalier was the president, CEO and a director of MapInfo.  During Mr. Cavalier’s tenure at MapInfo, he successfully helped lead the growth of MapInfo from approximately $40M in annual sales to over $160M in annual sales.  MapInfo was recently acquired by Pitney Bowes for $480M.

Prior to joining MapInfo, Mr. Cavalier held executive management positions with Antares Alliance Group (a joint venture between Amdahl and EDS), Amdahl, Atari, and Apple Computer.  From 1991 to 2000, Mr. Cavalier served as a director of Focus Enhancements, a publicly-held developer of proprietary video conversion ASIC chip technology. From 1986 to 1991, Mr. Cavalier served as a director of Mass Microsystems, a publicly-held developer of multimedia products.

Mr. Cavalier is an active board member of various privately-held technology companies and is the Vice Chairman of Economic Growth for New York State Tech Valley.  In 2006, Mr. Cavalier was inducted into New York State’s Tech Valley Hall of Fame recognizing him for outstanding businesses leadership.  In 2007, Mr. Cavalier was given the Explore, Discover, & Imagine Award by New York’s Children’s Museum of Science & Technology recognizing his leadership in promoting technology to children.  Mr. Cavalier earned his undergraduate degree from the University of Notre Dame and his MBA from Michigan State University.

About Bridgeline Software, Inc.

Headquartered in Massachusetts, with additional locations in Atlanta, New York, Washington D.C. and Bangalore India, Bridgeline Software is a developer of award winning web applications and an on-demand web based platform called Orgitecture. This scalable on-demand web based platform provides expandable modules such as Content Management, Relationship Management, eSurvey, eNewsletter, eCommerce, Event Registration and Integrated Grants Management. Bridgeline Software’s teams of developers specialize in information architecture, usability engineering, SharePoint development, web application development, rich media development, e-commerce, and eTraining development.

Bridgeline Software has over 250 customers that include: The Bank of New York, RSA Security, Nomura Securities, EMC, John Hancock, AARP, Pfizer, Goldman Sachs, The Packard Foundation, DTTC, Cadaret, Grant & Co., Perkin Elmer, UBS, Citibank, National Financial Partners, Newton-Wellesley Hospital, JBHanauer & Co., Omgeo, the Gill Foundation, The Commonwealth Fund, Massachusetts Institute of Technology, and the Smithsonian Institute. To learn more about Bridgeline Software, please visit www.bridgelinesw.com.

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All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,”“expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” ”may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Source:  Bridgeline Software, Inc.